Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-91957, 333-46976, 333-96813, 333-105509, 333-107137, 333-111894, 333-117717, 333-122114, 333-125565,  333-132611, and 333-140110) and Form S-8 (Nos. 333-93435 and 333-138598) of NexMed, Inc. of our report dated March 15, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, NY
March 22, 2007